Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports First Quarter 2015 Results

ENGLEWOOD, Colo. (March 24, 2015) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the first quarter ended February 28, 2015.

•	Revenue of $546 million, up 4 percent from the prior-year period

•	Total organic revenue growth of 2 percent, with 7 percent subscription organic revenue growth

•	Adjusted EBITDA of $169 million, up 8 percent from the prior-year period, resulting in margin expansion of 120 basis points

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.36, up 6 percent from the prior-year period

•	Free cash flow of $149 million, up 15 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2015 Financial Performance

	Three months ended February 28,		Change
(in thousands, except percentages and per share data)	2015	2014	$	%
Revenue	$546,261	$524,458	$21,803	4%

Net income	$39,520	$32,422	$7,098	22%
Adjusted EBITDA	$169,295	$156,175	$13,120	8%

GAAP EPS	$0.57	$0.47	$0.10	21%
Adjusted EPS	$1.36	$1.28	$0.08	6%

Cash flow from operations	$188,038	$153,861	$34,177	22%
Free cash flow	$149,226	$129,251	$19,975	15%

“Solid subscription organic growth was led by our Industrials, while overall growth was muted by energy headwinds,” said Scott Key, IHS president and chief executive officer. “We remain very confident in the resiliency of our strategy and business model; this was demonstrated by positive trends in some of our key performance metrics.”

“The strength of our business model enabled us to continue to drive solid margin expansion and strong free cash flow,” said Todd Hyatt, IHS chief financial officer.

First Quarter 2015 Revenue Performance

First quarter 2015 revenue increased 4 percent compared to the first quarter of 2014. The components of revenue growth are described below by segment and in total.

	Change in revenue
	First quarter 2015 vs. first quarter 2014
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency
Americas	2%	3%	(1)%
EMEA	2%	2%	(3)%
APAC	7%	8%	(2)%
Total	2%	3%	(2)%

The subscription-based business grew 7 percent organically in the first quarter of 2015 compared to the same period of 2014, as described in the following table.

	Three months ended February 28,		Percent change
(in thousands, except percentages)	2015	2014	Total	Organic
Subscription revenue	$447,807	$417,374	7%	7%
Non-subscription revenue	98,454	107,084	(8)%	(14)%
Total revenue	$546,261	$524,458	4%	2%

First Quarter 2015 Segment Performance

Segment results were as follows:

•
Americas. First quarter revenue for Americas increased $16 million, or 4 percent, to $366 million, and included 7 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for Americas increased $5 million, or 4 percent, to $129 million. First quarter operating income for Americas decreased $4 million, or 6 percent, to $73 million.

•
EMEA. First quarter revenue for EMEA was unchanged at $127 million, and included 4 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for EMEA increased $3 million, or 10 percent, to $35 million. First quarter operating income for EMEA increased $1 million, or 2 percent, to $25 million.

•
APAC. First quarter revenue for APAC increased $6 million, or 13 percent, to $53 million, and included 10 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for APAC increased $3 million, or 23 percent, to $13 million. First quarter operating income for APAC increased $1 million, or 8 percent, to $11 million.

Outlook (forward-looking statement)

For the year ending November 30, 2015, IHS revises guidance as follows:

•
Revenue in a range of $2.27 billion to $2.31 billion, including 5-6 percent subscription organic growth and negative non-subscription organic growth. The guidance incorporates a full-year negative FX impact of approximately $75 million versus the prior year and a revised outlook for energy;

•	Adjusted EBITDA in a range of $715 million to $735 million; and

•	Adjusted EPS in a range of $5.77 to $5.97 per diluted share.

Additionally, for the year ending November 30, 2015, IHS expects:

•	Depreciation expense to be approximately $82-86 million;

•	Amortization expense related to acquired intangible assets to be approximately $135-140 million;

•	Net interest expense to be approximately $70-75 million;

•	Stock-based compensation expense to be approximately $150-160 million;

•	An adjusted tax rate of approximately 27-29 percent;

•	An effective tax rate of approximately 23-25 percent;

•	Fully diluted shares to be approximately 70 million; and

•	Capital expenditures of 5-6 percent of revenue.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2015 results on March 24, 2015, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 150 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs about 8,800 people in 32 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2015 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	February 28, 2015	November 30, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$209,719	$153,156
Accounts receivable, net	439,180	421,374
Income tax receivable	3,886	2,283
Deferred subscription costs	63,298	51,021
Deferred income taxes	61,632	81,780
Other	72,195	60,973
Total current assets	849,910	770,587
Non-current assets:
Property and equipment, net	308,510	301,419
Intangible assets, net	1,107,309	1,091,109
Goodwill	3,273,237	3,157,324
Other	26,734	27,991
Total non-current assets	4,715,790	4,577,843
Total assets	$5,565,700	$5,348,430
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$35,987	$36,257
Accounts payable	47,763	52,245
Accrued compensation	56,468	101,875
Accrued royalties	40,498	37,346
Other accrued expenses	135,367	131,147
Deferred revenue	737,039	596,187
Total current liabilities	1,053,122	955,057
Long-term debt	1,937,097	1,806,098
Accrued pension and postretirement liability	28,658	29,139
Deferred income taxes	351,434	347,419
Other liabilities	52,638	51,171
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 69,950,551 and 69,391,577 shares issued, and 68,797,518 and 68,372,176 shares outstanding at February 28, 2015 and November 30, 2014, respectively	700	694
Additional paid-in capital	953,489	956,381
Treasury stock, at cost: 1,153,033 and 1,019,401 shares at February 28, 2015 and November 30, 2014, respectively	(121,419)	(105,873)
Retained earnings	1,454,589	1,415,069
Accumulated other comprehensive loss	(144,608)	(106,725)
Total stockholders’ equity	2,142,751	2,159,546
Total liabilities and stockholders’ equity	$5,565,700	$5,348,430

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended February 28,
	2015	2014
Revenue	$546,261	$524,458
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,414 and $1,860 for the three months ended February 28, 2015 and 2014, respectively)	214,946	212,925
Selling, general and administrative (includes stock-based compensation expense of $32,076 and $42,104 for the three months ended February 28, 2015 and 2014, respectively)	195,938	197,716
Depreciation and amortization	55,919	49,637
Restructuring charges	14,284	3,175
Acquisition-related costs	176	940
Net periodic pension and postretirement expense	496	2,836
Other expense (income), net	(924)	1,575
Total operating expenses	480,835	468,804
Operating income	65,426	55,654
Interest income	160	251
Interest expense	(16,994)	(15,245)
Non-operating expense, net	(16,834)	(14,994)
Income from continuing operations before income taxes	48,592	40,660
Provision for income taxes	(9,072)	(8,238)
Net income	$39,520	$32,422

Basic earnings per share	$0.58	$0.48
Weighted average shares used in computing basic earnings per share	68,701	67,809

Diluted earnings per share	$0.57	$0.47
Weighted average shares used in computing diluted earnings per share	69,303	68,693

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended February 28,
	2015	2014
Operating activities:
Net income	$39,520	$32,422
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	55,919	49,637
Stock-based compensation expense	33,490	43,964
Excess tax benefit from stock-based compensation	(5,128)	(9,412)
Net periodic pension and postretirement expense	496	2,836
Pension and postretirement contributions	(978)	(825)
Deferred income taxes	12,975	32,939
Change in assets and liabilities:
Accounts receivable, net	(16,096)	(69,021)
Other current assets	(28,934)	(19,983)
Accounts payable	(19,562)	(982)
Accrued expenses	(22,469)	(22,972)
Income tax	2,949	(33,570)
Deferred revenue	134,358	148,391
Other liabilities	1,498	437
Net cash provided by operating activities	188,038	153,861
Investing activities:
Capital expenditures on property and equipment	(38,812)	(24,610)
Acquisitions of businesses, net of cash acquired	(168,618)	—
Intangible assets acquired	—	(714)
Change in other assets	(1,779)	(1,304)
Settlements of forward contracts	1,666	2,314
Net cash used in investing activities	(207,543)	(24,314)
Financing activities:
Proceeds from borrowings	170,000	30,000
Repayment of borrowings	(39,272)	(174,568)
Excess tax benefit from stock-based compensation	5,128	9,412
Repurchases of common stock	(53,271)	(44,012)
Net cash provided by (used in) financing activities	82,585	(179,168)
Foreign exchange impact on cash balance	(6,517)	(3,691)
Net increase (decrease) in cash and cash equivalents	56,563	(53,312)
Cash and cash equivalents at the beginning of the period	153,156	258,367
Cash and cash equivalents at the end of the period	$209,719	$205,055

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended February 28,		Percent change
	2015	2014	Total	Organic
Revenue by segment:
Americas	$366,081	$350,420	4%	2%
EMEA	127,047	126,861	—%	2%
APAC	53,133	47,177	13%	7%
Total revenue	$546,261	$524,458	4%	2%

Revenue by transaction type:
Subscription	$447,807	$417,374	7%	7%
Non-subscription	98,454	107,084	(8)%	(14)%
Total revenue	$546,261	$524,458	4%	2%

Revenue by product category:
Resources	$217,569	$217,494	—%	—%
Industrials	196,590	171,723	14%	7%
Horizontal products	132,102	135,241	(2)%	—%
Total revenue	$546,261	$524,458	4%	2%

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended February 28,
	2015	2014
Net income	$39,520	$32,422
Interest income	(160)	(251)
Interest expense	16,994	15,245
Provision for income taxes	9,072	8,238
Depreciation	20,913	15,790
Amortization related to acquired intangible assets	35,006	33,847
EBITDA (1)(6)	$121,345	$105,291
Stock-based compensation expense	33,490	43,964
Restructuring charges	14,284	3,175
Acquisition-related costs	176	940
Loss on sale of assets	—	2,805
Adjusted EBITDA (2)(6)	$169,295	$156,175

	Three months ended February 28,
	2015	2014
Net income	$39,520	$32,422
Stock-based compensation expense	33,490	43,964
Amortization related to acquired intangible assets	35,006	33,847
Restructuring charges	14,284	3,175
Acquisition-related costs	176	940
Loss on sale of assets	—	2,805
Income tax effect on adjusting items	(28,511)	(29,222)
Adjusted net income (3)	$93,965	$87,931
Adjusted EPS (4)(6)	$1.36	$1.28
Weighted average shares used in computing Adjusted EPS	69,303	68,693

	Three months ended February 28,
	2015	2014
Net cash provided by operating activities	$188,038	$153,861
Capital expenditures on property and equipment	(38,812)	(24,610)
Free cash flow (5)(6)	$149,226	$129,251

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended February 28, 2015
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$73,341	$25,173	$10,854	$(43,942)	$65,426
Adjustments:
Stock-based compensation expense	—	—	—	33,490	33,490
Depreciation and amortization	46,094	6,277	1,599	1,949	55,919
Restructuring charges	9,363	3,976	945	—	14,284
Acquisition-related costs	176	—	—	—	176
Adjusted EBITDA	$128,974	$35,426	$13,398	$(8,503)	$169,295

	Three months ended February 28, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$77,610	$24,595	$10,062	$(56,613)	$55,654
Adjustments:
Stock-based compensation expense	—	—	—	43,964	43,964
Depreciation and amortization	41,173	5,791	613	2,060	49,637
Restructuring charges	1,685	1,285	205	—	3,175
Acquisition-related costs	419	521	—	—	940
Loss on sale of assets	2,805	—	—	—	2,805
Adjusted EBITDA	$123,692	$32,192	$10,880	$(10,589)	$156,175

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.